Exhibit 99.1

Schnitzer Reports Second Quarter Fiscal 2021 Financial Results

Strong Global Demand and Strategic Actions Drive Best Operating Performance in a Decade

Schnitzer Board Declares Quarterly Dividend

PORTLAND, Ore.--(BUSINESS WIRE)--April 7, 2021--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) today reported results for its second quarter of fiscal 2021 ended February 28, 2021.

Second Quarter Fiscal 2021 Highlights

  Diluted earnings per share from continuing operations of $1.54, more than triple earnings per share of $0.50 in the first quarter of fiscal 2021, and compared to $0.14 in the second quarter of fiscal 2020
  Adjusted diluted earnings per share from continuing operations of $1.51, compared to adjusted diluted earnings per share of $0.57 in the first quarter of fiscal 2021 and $0.31 in the second quarter of fiscal 2020
  Net income of $46 million, more than triple the net income of $15 million in the first quarter of fiscal 2021, and compared to net income of $5 million in the second quarter of fiscal 2020
  Adjusted EBITDA of $71 million in the quarter, compared to adjusted EBITDA of $40 million in the first quarter of fiscal 2021 and $28 million in the second quarter of fiscal 2020

The Company’s performance benefited from strong global demand for recycled metals and finished steel products, with selling prices for ferrous and nonferrous scrap reaching multi-year highs. The sharp increase in selling prices during the quarter contributed to the Company’s strong margins, while ferrous sales volumes were impacted by severe weather, which affected the timing of shipments. Operating results also benefited from the continued strength in West Coast demand for finished steel products, as well as the execution of commercial initiatives and productivity improvements supported by the One Schnitzer operating platform.

Tamara Lundgren, Chairman and Chief Executive Officer, stated, “We are exceptionally pleased with our performance during the quarter, reflecting our best operating income per ton since 2008. This is a testament to the strength and agility of our team in leveraging positive market conditions while delivering on our operational and strategic initiatives. Since the end of the second quarter, we have commissioned two of the advanced metal recovery technology systems which are key to the execution of our strategic plan and the achievement of our Sustainability goals.”

Ms. Lundgren continued, “Price volatility during the quarter was significant, but trading was maintained at much higher price levels than in the recent past, reflecting the stronger demand associated with both the economic recovery and positive structural commodity trends. Decarbonization and broader ESG factors, together with the catalytic effect of global stimulus, are serving as structural drivers of demand for recycled metals. Scrap, in other words, is an important strategic solution for companies, industries and governments that are focused on carbon reduction.”

Summary Results
($ in millions, except per share amounts)
	Three Months Ended			Six Months Ended
	2Q21	1Q21	2Q20	2021	2020
Revenues	$600	$492	$439	$1,092	$845
Gross margin (total revenues less cost of goods sold)	$113	$72	$59	$185	$100
Gross margin (%)	18.8%	14.6%	13.4%	16.9%	11.8%
Selling, general and administrative expense	$54	$50	$46	$104	$93
Net income (loss)	$46	$15	$5	$61	$(2)
Net income (loss) per ferrous ton	$47	$14	$5	$30	$(1)
Diluted earnings (loss) per share from continuing operations attributable to SSI shareholders
Reported	$1.54	$0.50	$0.14	$2.05	$(0.11)
Adjusted(1)	$1.51	$0.57	$0.31	$2.09	$0.14
Adjusted EBITDA(1)	$71	$40	$28	$112	$38
Adjusted EBITDA per ferrous ton(1)	$73	$38	$29	$55	$19

Ferrous sales volumes (LT, in thousands)	977	1,053	988	2,030	1,964
Avg. net ferrous sales prices ($/LT)(2)	$387	$269	$255	$326	$235
Nonferrous sales volumes (pounds, in millions)(3)	136	138	124	274	269
Avg. nonferrous sales prices ($/pound)(2)(3)	$0.83	$0.64	$0.55	$0.74	$0.55
Finished steel average net sales price ($/ST)(2)	$690	$621	$627	$656	$635
Finished steel sales volumes (ST, in thousands)	136	134	129	270	242
Rolling mill utilization (%)	88%	97%	72%	93%	79%

LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds

(1)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(3)	Nonferrous sales volumes and average nonferrous prices excludes platinum group metals (PGMs) in catalytic converters.

Second Quarter Fiscal 2021 Financial Review and Analysis

Sharply higher average selling prices for ferrous and nonferrous recycled metals led to an expansion in metal spreads and operating margins, reflected in net income per ferrous ton of $47 and adjusted EBITDA per ferrous ton of $73 in the quarter, both of which reflect a strong sequential increase from $14 and $38, respectively. Second quarter operating results also included benefits from average inventory accounting of approximately $10 per ferrous ton compared to $2 per ferrous ton in the first quarter of fiscal 2021.

On a sequential basis, ferrous sales volumes were down 7%, primarily driven by the impact of severe weather conditions in February on timing of shipments, and nonferrous sales volumes were down 2%, impacted by the availability of containers. Average ferrous and nonferrous net selling prices were up 44% and 30%, respectively. Finished steel sales volumes were up 1% and rolling mill utilization in the quarter was 88%, reflective of seasonality and severe weather conditions. Average net selling prices for finished steel products were up 11%.

Operating cash flow in the second quarter of fiscal 2021 was positive, as cash flows associated with increased profitability more than offset the increase in working capital resulting from the higher price environment. Capital expenditures were $23 million in the quarter, including investments in maintaining the business, environmental projects, advanced metal recovery technologies and other growth projects. Total debt at the end of the quarter was $171 million and debt, net of cash, was $159 million (for a reconciliation of adjusted results and debt, net of cash, to U.S. GAAP, see the table provided in the Non-GAAP Financial Measures section). The Company has a revolving credit facility of $700 million and CAD$15 million that matures in 2023. The Company’s effective tax rate for the second quarter of fiscal 2021 was an expense of 20%.

During the second quarter, the Company returned capital to shareholders through its 108th consecutive quarterly dividend.

Declaration of Quarterly Dividend

The Board of Directors declared a cash dividend of $0.1875 per common share, payable May 3, 2021, to shareholders of record on April 19, 2021. Schnitzer has paid a dividend every quarter since going public in November 1993.

Analysts’ Conference Call: Second Quarter of Fiscal 2021

A conference call and slide presentation to discuss results will be held today, April 7, 2021, at 11:30 a.m. Eastern and will be hosted by Tamara L. Lundgren, Chairman and Chief Executive Officer, and Richard Peach, Executive Vice President, Chief Financial Officer and Chief Strategy Officer. The call and the slide presentation will be webcast and accessible on the Company’s website under Company > Investors > Event Calendar at www.schnitzersteel.com/events.

Summary financial data is provided in the following pages. The slide presentation and related materials will be available prior to the call on the above website.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 50 stores which sell serviceable used auto parts from salvaged vehicles and receive approximately 5 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

SCHNITZER STEEL INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Six Months Ended
	February 28, 2021	November 30, 2020	February 29, 2020	February 28, 2021	February 29, 2020
Revenues	$600,111	$492,107	$439,482	$1,092,218	$845,066
Cost of goods sold	487,025	420,094	380,520	907,119	745,280
Selling, general and administrative expense	54,142	49,906	46,426	104,048	93,200
(Income) from joint ventures	(454)	(727)	(190)	(1,181)	(389)
Asset impairment charges	—	—	402	—	2,094
Restructuring charges and other exit-related activities	814	64	4,633	878	5,100
Operating income (loss)	58,584	22,770	7,691	81,354	(219)
Interest expense	(1,224)	(1,780)	(1,320)	(3,004)	(2,743)
Other (loss) income, net	(242)	(165)	(98)	(407)	108
Income (loss) from continuing operations before income taxes	57,118	20,825	6,273	77,943	(2,854)
Income tax (expense) benefit	(11,469)	(5,719)	(1,770)	(17,188)	764
Income (loss) from continuing operations	45,649	15,106	4,503	60,755	(2,090)
Income (loss) from discontinued operations, net of tax	30	(42)	1	(12)	29
Net income (loss)	45,679	15,064	4,504	60,743	(2,061)
Net income attributable to noncontrolling interests	(1,091)	(960)	(621)	(2,051)	(1,051)
Net income (loss) attributable to SSI shareholders	$44,588	$14,104	$3,883	$58,692	$(3,112)

Net income (loss) per share attributable to SSI shareholders:
Basic:
Income (loss) per share from continuing operations	$1.59	$0.51	$0.14	$2.10	$(0.11)
Net income (loss) per share	$1.59	$0.51	$0.14	$2.10	$(0.11)
Diluted:
Income (loss) per share from continuing operations	$1.54	$0.50	$0.14	$2.05	$(0.11)
Net income (loss) per share(1)	$1.54	$0.50	$0.14	$2.05	$(0.11)
Weighted average number of common shares:
Basic	27,991	27,807	27,721	27,899	27,618
Diluted	28,862	28,485	28,139	28,673	27,618
Dividends declared per common share	$0.1875	$0.1875	$0.1875	$0.3750	$0.3750

SCHNITZER STEEL INDUSTRIES, INC. SELECTED OPERATING STATISTICS (Unaudited)

			YTD
	1Q21	2Q21	2021
Total ferrous volumes (LT, in thousands)(1)	1,053	977	2,030
Total nonferrous volumes (pounds, in thousands)(1)(3)	138,236	135,899	274,135
Ferrous selling prices ($/LT)(2)
Domestic	$242	$349	$297
Foreign	$276	$399	$334
Average	$269	$387	$326
Ferrous sales volume (LT, in thousands)
Domestic	388	391	779
Foreign	665	586	1,251
Total	1,053	977	2,030
Nonferrous average price ($/pound)(2)(3)	$0.64	$0.83	$0.74
Nonferrous sales volume (pounds, in thousands)(3)	138,236	135,899	274,135
Cars purchased (in thousands)(4)	78	80	158
Auto stores at period end	50	50	50
Finished steel average sales price ($/ST)(2)	$621	$690	$656
Sales volume (ST, in thousands)
Rebar	94	103	197
Coiled products	39	32	71
Merchant bar and other	1	1	2
Finished steel products sold	134	136	270
Rolling mill utilization(5)	97%	88%	93%
(1)	Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(3)	Excludes platinum group metals (“PGMs”) in catalytic converters.
(4)	Cars purchased by auto parts stores only.
(5)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC. SELECTED OPERATING STATISTICS (Unaudited)

					Fiscal Year
	1Q20	2Q20	3Q20	4Q20	2020(1)
Total ferrous volumes (LT, in thousands)(2)	976	988	927	1,063	3,954
Total nonferrous volumes (pounds, in thousands)(2)(5)	144,176	124,342	122,913	159,135	550,566
Ferrous selling prices ($/LT)(3)
Domestic	$196	$244	$222	$214	$220
Foreign	$229	$258	$236	$242	$241
Average	$222	$255	$233	$236	$237
Ferrous sales volume (LT, in thousands)
Domestic	363	379	312	375	1,429
Foreign	613	609	616	688	2,525
Total(4)	976	988	927	1,063	3,954
Nonferrous average price ($/pound)(3)(5)	$0.54	$0.55	$0.54	$0.56	$0.55
Nonferrous sales volume (pounds, in thousands)(5)	144,176	124,342	122,913	159,135	550,566
Cars purchased (in thousands)(6)	83	85	74	74	316
Auto stores at period end	51	51	49	50	50
Finished steel average sales price ($/ST)(3)	$643	$627	$633	$618	$630
Sales volume (ST, in thousands)
Rebar	83	86	85	105	358
Coiled products	29	42	39	34	144
Merchant bar and other	1	1	1	—	3
Finished steel products sold(4)	114	129	124	139	505
Rolling mill utilization(7)	85%	72%	91%	96%	86%

LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds

(1)	The sum of quarterly amounts may not agree to full year equivalent due to rounding.
(2)	Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	May not foot due to rounding.
(5)	Excludes platinum group metals (“PGMs”) in catalytic converters.
(6)	Cars purchased by auto parts stores only.
(7)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ($ in thousands) (Unaudited)

	February 28, 2021	August 31, 2020
Assets
Current assets:
Cash and cash equivalents	$11,326	$17,887
Accounts receivable, net	210,480	139,147
Inventories	252,268	157,269
Other current assets	41,159	48,328
Total current assets	515,233	362,631
Property, plant and equipment, net	502,484	487,004
Operating lease right-of-use assets	136,278	140,584
Goodwill and other assets	251,334	239,708
Total assets	$1,405,329	$1,229,927

Liabilities and Equity
Current liabilities:
Short-term borrowings	$2,372	$2,184
Operating lease liabilities	20,279	19,760
Other current liabilities	241,831	201,720
Total current liabilities	264,482	223,664
Long-term debt, net of current maturities	168,441	102,235
Operating lease liabilities, net of current maturities	119,751	125,001
Other long-term liabilities	118,616	98,591
Total liabilities	671,290	549,491

Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	729,842	676,707
Noncontrolling interests	4,197	3,729
Total equity	734,039	680,436
Total liabilities and equity	$1,405,329	$1,229,927

Non-GAAP Financial Measures

This press release contains performance based on adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders, adjusted EBITDA and adjusted EBITDA per ferrous ton which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for restructuring charges and other exit-related activities, (recoveries) charges for legacy environmental matters (net of recoveries), business development costs not related to ongoing operations, asset impairment charges and the income tax (benefit) expense allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. We believe that presenting debt, net of cash is useful to investors as a measure of our leverage, as cash and cash equivalents can be used, among other things, to repay indebtedness. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders
($ per share)	Three Months Ended			Six Months Ended
	2Q21	1Q21	2Q20	2021	2020
As reported	$1.54	$0.50	$0.14	$2.05	$(0.11)
Restructuring charges and other exit-related activities, per share	0.03	—	0.16	0.03	0.18
(Recoveries) charges for legacy environmental matters, net, per share(1)	(0.08)	0.10	0.02	0.02	0.06
Business development costs, per share	—	—	0.03	—	0.03
Asset impairment charges, per share	—	—	0.01	—	0.08
Income tax expense (benefit) allocated to adjustments, per share(2)	0.01	(0.02)	(0.05)	(0.01)	(0.09)
Adjusted(3)	$1.51	$0.57	$0.31	$2.09	$0.14
Reconciliation of adjusted EBITDA and adjusted EBITDA per ferrous ton
($ in millions)	Three Months Ended			Six Months Ended
	2Q21	1Q21	2Q20	2021	2020
Net income (loss)	$46	$15	$5	$61	$(2)
Plus interest expense	1	2	1	3	3
Plus tax expense (benefit)	11	6	2	17	(1)
Plus depreciation and amortization	14	15	14	29	28
Plus restructuring charges and other exit-related activities	1	—	5	1	5
Plus (recoveries) charges for legacy environmental matters, net(1)	(2)	3	—	1	2
Plus business development costs	—	—	1	—	1
Plus asset impairment charges	—	—	—	—	2
Adjusted EBITDA(3)	$71	$40	$28	$112	$38

Ferrous sales volume (LT, in thousands)	977	1,053	988	2,030	1,964
Adjusted EBITDA per ferrous ton sold ($/LT)	$73	$38	$29	$55	$19

LT = Long Ton, which is equivalent to 2,240 pounds

(1)

Legal and environmental (recoveries) charges for legacy environmental matters, net of recoveries. Legacy environmental matters include (recoveries) charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.

(2)

Income tax allocated to the aggregate adjustments reconciling reported and adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders is determined based on a tax provision calculated with and without the adjustments.

(3)	May not foot due to rounding.

Reconciliation of debt, net of cash
($ in thousands)
	February 28, 2021	November 30, 2020	August 31, 2020
Short-term borrowings	$2,372	$2,171	$2,184
Long-term debt, net of current maturities	168,441	141,172	102,235
Total debt	170,813	143,343	104,419
Less: cash and cash equivalents	11,326	7,258	17,887
Total debt, net of cash	$159,487	$136,085	$86,532

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding the impact of pandemics, epidemics or other public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic; the Company’s outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; liquidity positions; our ability to generate cash from continuing operations; trends, cyclicality and changes in the markets we sell into; strategic direction or goals; targets; changes to manufacturing and production processes; the realization of deferred tax assets; planned capital expenditures; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Examples of these risks include: the impact of pandemics, epidemics or other public health emergencies, such as the COVID-19 pandemic; potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; changing conditions in global markets including the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs we purchase; significant decreases in scrap metal prices; imbalances in supply and demand conditions in the global steel industry; reliance on third party shipping companies, including with respect to freight rates and the availability of transportation; inability to obtain or renew business licenses and permits; the impact of goodwill impairment charges; the impact of long-lived asset and equity investment impairment charges; failure to realize or delays in realizing expected benefits from investments in processing and manufacturing technology improvements; inability to achieve or sustain the benefits from productivity, cost savings and restructuring initiatives; inability to renew facility leases; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; increases in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under the agreement governing our bank credit facilities; the impact of consolidation in the steel industry; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of property tax increases or property tax rate changes; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; compliance with climate change and greenhouse gas emission laws and regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Contacts

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@schn.com

Company Info:
www.schnitzersteel.com
ir@schn.com